EXHIBIT 21 TO FORM 10-K

[Deloitte & Touche LLP Letterhead]


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in The Clorox Company Registration Statements No. 33-4083 on Form S-3, Nos. 33-41131, 33-41277, 2-88106 (Post-Effective Amendment
No. 2), 33-24582, 33-56565 and 33-56563 on Form S-8 of our
reports dated August 9, 1995, appearing in and incorporated by referencein this Annual Report on Form 10-K of The Clorox Company for the year ended June 30, 1995.


/s/Deloitte & Touche LLP

San Francisco, California

September 28, 1995